Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)

Date

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

C/O AMERICAN STOCK TRANSFER AND TRUST COMPANY

59 MAIDEN LANE

PLAZA LEVEL NEW YORK, NY 10038

KEEP THIS PORTION FOR YOUR RECORDS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain

1 To approve the Agreement and Plan of Merger, dated August 15, 2016, as it may be amended or modified from time 0 0 0     to time, which we refer to as the merger agreement, by and among Mid-America Apartment Communities, Inc.,     which we refer to as MAA, Mid-America Apartments, L.P., Post Properties, Inc., which we refer to as Post     Properties, Post GP Holdings, Inc., and Post Apartment Homes, L.P., pursuant to which Post Properties will     merge with and into MAA, with MAA continuing as the surviving corporation, which we refer to as the parent     merger, and the other transactions contemplated by the merger agreement, including the issuance of MAA common     stock to Post Properties shareholders in connection with the parent merger.

2 To approve an amendment to the Amended and Restated Charter, as amended, of MAA, to increase the number of 0 0 0     authorized shares of common stock from 100,000,000 shares to 145,000,000 shares, which we refer to as the MAA     charter amendment.

3 To approve one or more adjournments of the special meeting, if necessary or appropriate, including 0 0 0     adjournments to permit further solicitation of proxies in favor of the merger proposal and the MAA charter     amendment proposal.

NOTE: In their discretion, the proxies named on the reverse side of this card are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as HOUSEHOLDING ELECTION—Please indicate if you 0 0 attorney, executor, administrator, or other fiduciary, please give full consent to receive certain future investor title as such. Joint owners should each sign personally. All holders must communications in a single package per household. sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com.

MID-AMERICA APARTMENT COMMUNITIES, INC.

SPECIAL MEETING OF SHAREHOLDERS

November 10, 2016, 8:30 AM CST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Albert M. Campbell, III, and Leslie B.C. Wolfgang and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on September 26, 2016 at the Special Meeting of Shareholders to be held on November 10, 2016, or any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

0000300608_2     R1.0.1.25

Continued and to be signed on reverse side